UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2009

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado		80111-3220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2007, Apollo Gold Corporation (the “Company”) concluded a private placement pursuant to which it sold US$8,580,000 aggregate principal amount of convertible debentures due February 23, 2009 (the “Convertible Debentures”).  Each US$1,000 principal amount of the Convertible Debentures is convertible at the option of the holder into 2,000 of the Company’s common shares, at any time until February 23, 2009 (the “Maturity Date”).  Additionally, each US$1,000 principal amount of the Convertible Debentures includes 2,000 common share purchase warrants entitling the holder thereof to purchase one of the Company’s common shares at an exercise price of US$0.50 per share, which such warrants expire on the Maturity Date (the “Warrants”).  The Company filed a Form 8-K with the Securities and Exchange Commission (“SEC”) on February 26, 2007 disclosing the terms of the Convertible Debentures, the Warrants and the private placement pursuant to which such securities were issued.

RAB Special Situations (Master) Fund Limited (”RAB”), the largest holder of the Convertible Debentures and Warrants, owns US$4,290,000 aggregate principal amount of Convertible Debentures (on which US$772,200 of interest will be accrued and unpaid on the Maturity Date) and 8,580,000 Warrants.  The Company and RAB have agreed to extend the maturity date of the Convertible Debentures owned by RAB to February 23, 2010.  Furthermore, RAB has agreed that the Company shall have the option to repay on February 23, 2009 the US$772,200 of accrued interest on RAB’s Convertible Debentures in either common shares of the Company or cash.  If the Company elects to pay the accrued interest in common shares, the number of common shares would be calculated by dividing the accrued interest owed by the US dollar equivalent of the volume weighted average market price of the Company’s common shares as quoted on the Toronto Stock Exchange during the five-day period ending February 23, 2009.  In consideration for the foregoing, the Company (i) agreed to issue 2,000,000 common shares of the Company to RAB on February 23, 2009 (the “RAB Shares”), (ii) extended the expiration date of the Warrants issued to RAB to March 5, 2010 (the “RAB Warrants”) and (iii) reduced the exercise price of the RAB Warrants from US$0.50 to US$0.25.  The foregoing amendments to the RAB Warrants are effective March 5, 2009.

The terms and conditions of the US$3,148,100 aggregate principal amount of Convertible Debentures and Warrants not owned by RAB have not been amended and remain unchanged.

The issuance of the RAB Shares and any shares issued to RAB as payment for the US$772,000 of accrued interest on RAB’s Convertible Debentures (as described in the immediately preceding paragraph) will be registered with the SEC on the Company’s shelf registration statement on Form S-3 (Registration No. 333-150431).  In addition, the Company has agreed to register the resale of the common shares underlying the RAB Warrants and the Convertible Debentures held by RAB with the U.S. Securities and Exchange Commission.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Amending Agreement, dated February 16, 2009, between the Company and RAB, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	First Amending Agreement, dated February 16, 2009, between the Company and RAB

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 19, 2009

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development